CUSIP No. M98068105	13G	Page 1 6 of 18 Pages

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 13, 2015

DEER VII & CO. LTD.

By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Director

DEER VII & CO. L.P.
By: Deer VII & Co. Ltd, its General Partner

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Director

BESSEMER VENTURE PARTNERS VII L.P.
By: Deer VII & Co. L.P., its General Partner
By: Deer VII & Co., Ltd., its General Partner

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Director

BESSEMER VENTURE PARTNERS INSTITUTIONAL VII L.P.
By: Deer VII & Co. LLC, its General Partner
By: Deer VII & Co., Ltd., its General Partner

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Director

DEER MANAGEMENT CO. LLC

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Managing Member

CUSIP No. M98068105	13G	Page 17 of 18 Pages

B.V.P. ISRAEL INVESTORS LIMITED

By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Director